Exhibit 23

Consent of Independent Registered Public Accounting Firm

MDC Partners Inc.
New York, New York
Toronto, Canada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-159831) of MDC Partners Inc. and subsidiaries, of our reports dated March 14, 2011, relating to the consolidated financial statements and financial statement Schedule II, and the effectiveness of MDC Partners Inc. and subsidiaries’ internal control over financial reporting which appear in this Form 10-K.

BDO USA, LLP
New York, New York

March 14, 2011